Exhibit 5.1

December 30, 2010

O’REILLY AUTOMOTIVE, INC.

233 South Patterson

Springfield, Missouri 65802

Re:	O’Reilly Automotive, Inc.

Post-Effective Amendment No. 2 on Form S-8 Registration Statement Number 033-91022

Post-Effective Amendment No. 1 on Form S-8 Registration Statement Number 333-63467

Post-Effective Amendment No. 1 on Form S-8 Registration Statement Number 333-59568

Post-Effective Amendment No. 1 on Form S-8 Registration Statement Number 333-111976

Post-Effective Amendment No. 1 on Form S-8 Registration Statement Number 333-136958

Post-Effective Amendment No. 2 on Form S-8 Registration Statement Number 333-151578

Post-Effective Amendment No. 1 on Form S-8 Registration Statement Number 333-159351

Post-Effective Amendment No. 1 on Form S-8 Registration Statement Number 333-157862

Ladies and Gentlemen:

We have served as local counsel to O’Reilly Automotive, Inc., a Missouri corporation (the “Company”) that is the successor issuer to O’Reilly Automotive Stores, Inc., a Missouri corporation formerly known as O’Reilly Automotive, Inc. (“Old O’Reilly”), in connection with certain legal matters relating to the filing by the Company of a Post-Effective Amendment on Form S-8 Registration Statement (the “Post-Effective Amendment”) to the above-referenced Registration Statements of Old O’Reilly (the “Predecessor Registration Statements”) under the Securities Act of 1933, as amended (the “Act”), and Rule 414 and the other Rules and Regulations promulgated under the Act. The Post-Effective Amendment relates to adoption by the Company of the Predecessor Registration Statements, which covered the shares of common stock of Old O’Reilly, par value $0.01 per share (the “Old Shares”), issued and reserved for issuance in accordance with the CSK Auto Corporation 1996 Executive Stock Option Plan, CSK Auto Corporation 1999 Employee Stock Option Plan, CSK Auto Corporation 2004 Stock and Incentive Plan, CSK Auto Corporation Nonqualified Stock Option Agreement with Lawrence N. Mondry, O’Reilly Automotive, Inc. 1993 Employee Stock Option Plan, O’Reilly Automotive, Inc., 2003 Director Stock Option Plan, O’Reilly Automotive, Inc. 2003 Employee Stock Option Plan, O’Reilly Automotive, Inc. 2009 Incentive Plan, O’Reilly Automotive, Inc. 2009 Stock Purchase Plan, O’Reilly Automotive, Inc. Director Stock Option Plan, O’Reilly Automotive, Inc. Performance Incentive Plan, O’Reilly Automotive, Inc. Profit Sharing and Savings Plan and O’Reilly Automotive, Inc. Stock Purchase Plan (collectively, the “Plans”). The Old Shares were converted into shares of common stock of the Company, par value $0.01 per share (the “New Shares”), as part of a corporate reorganization to create a holding company structure pursuant to and in accordance with The General and Business Corporation Law of Missouri.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including, without limitation, the Company’s Articles of Incorporation and Bylaws and certain resolutions adopted by the Board of Directors of the Company relating to the Plans. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the correctness of all statements submitted to us by officers of the Company.

Based upon the foregoing, the undersigned is of the opinion that the New Shares being offered by the Company, if issued in accordance with the Plans, will be legally issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and to your filing copies of this opinion with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the issuance of the New Shares pursuant to the Plans.

Very truly yours,

/s/ GALLOP, JOHNSON & NEUMAN, L.C.